Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2012, in the Registration Statement (Form F-1) and related Prospectus of Novaled AG for the registration of its ordinary shares.

/s/ Ernst & Young GmbH

Leipzig, Germany

March 19, 2012